Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE RESTATED CERTIFICATE OF "SECURITY STATE BANCSHARES, INC.", FILED IN THIS OFFICE ON THE FIRST DAY OF DECEMBER, A.D. 1987, AT 10 O'CLOCK A.M.

2131558 8100

111005014

You may verify this certificate online at corp.delaware.gov/authver.shtml

Jeffrey W. Bullock, Secretary of State

AUTHENTICATION: 9028574

DATE: 09-14-11

15133-045

FILED

DEC 1 1987 10Am

[signature]

RESTATED CERTIFICATE OF INCORPORATION

OF

SECURITY STATE BANCSHARES, INC.

(Pursuant to Section 242 & 245)

The undersigned natural person, having capacity to contract and acting as the incorporator of a corporation under the Delaware General Corporation Law, adopts the following Certificate of Incorporation for such corporation:

1. The name of the corporation is Security State Bancshares, Inc. Security State Bancshares, Inc. filed its original certificate of incorporation with the Delaware Secretary of State on July 9, 1987.

2. The address of the registered office of the corporation in the State of Delaware shall be 1209 Orange Street, Wilmington, Delaware, 19801, County of New Castle and the name of its Delaware registered agent at such address shall be The Corporation Trust Company.

3. The principal purpose for which the corporation is organized is to exercise all powers of a banking holding company which is registered with the Board of Governors of the Federal Reserve System under the Bank Holding Company Act of 1956, as amended, and to engage in any and all banking and non-banking activities allowed for such a bank holding company under Delaware and federal law.

4. The maximum number of shares which the corporation shall have the authority to issue is 30,000 shares of common stock, each of which shall have a par value of Two Dollars ($2.00). Stockholders of the corporation shall have preemptive rights to acquire additional shares of common stock of the corporation issued from time to time.

5. The affirmative vote of the holders of not less than eighty percent (80%) of the outstanding voting stock of the corporation is required to authorize (a) a merger or consolidation of the corporation with, or (b) a sale, exchange or lease of all or substantially all of the assets of the corporation to, any person or entity unless approval of any such transaction in (a) or (b) above is recommended by at least eighty percent (80%) of the entire Board of Directors. For purposes of this provision, substantially all of the assets shall mean assets having a fair market value or book value, whichever is greater, of twenty-five percent (25%) or more of the total assets as reflected on a balance sheet of the corporation as of a date no earlier than 45 days prior to any acquisition of such assets. The affirmative vote of the holders of not less than eighty

percent (80%) of the outstanding voting stock of the corporation is required to amend or repeal the provisions of this Article 5.

6. The affirmative vote of the holders of not less than eighty percent (80%) of the outstanding shares of all voting stock of the corporation and the affirmative vote of the holders of not less than sixty-seven percent (67%) of the outstanding shares of voting stock held by stockholders other than the Controlling Party (as defined below) shall be required for the approval or authorization of any merger, consolidation, reverse stock split, sale, exchange or lease of all or substantially all the assets of the corporation (as defined in Article 5 of this Certificate) if such transaction involves any stockholder owning or controlling twenty percent (20%) or more of the corporation's voting stock at the time of the proposed transaction ("Controlling Party"): provided, however, that these voting requirements shall not be applicable in such transactions in which: (a) the cash or fair market value of the property, securities or other consideration to be received (which includes common stock of this corporation retained by its existing stockholders in such a transaction in which the corporation is the surviving entity) per share by holders of common stock of the corporation in such transaction is not less than the highest per share price (with appropriate adjustments for recapitalizations, stock splits, stock dividends and distributions), paid by the Controlling Party in the acquisition of any of its holdings of the corporation's common stock in the three years preceding the announcement of the proposed transaction; or (b) the transaction is recommended by a majority of the entire Board of Directors. The affirmative vote of not less than eighty percent (80%) of the outstanding voting stock of the corporation is required to amend or repeal this Article 6.

The requirements of this Article 6 are in addition to and separate from any consent or approval that may be required by this Charter to authorize any merger, consolidation or sale, exchange or lease of all or substantially all of the assets of the corporation as defined by Article 5.

7. The Directors of the Corporation shall consider all factors they deem relevant in evaluating any proposed tender offer or exchange offer for the corporation or any subsidiary's stock, any proposed merger or consolidation of the corporation or subsidiary with or into another entity and any proposal to purchase or otherwise acquire all or substantially all the assets of the corporation or any subsidiary. The directors shall evaluate whether the proposal is in the best interests of the corporation and its subsidiaries by considering the best interests of the shareholders and other factors the directors determine to be

relevant, including the social, legal and economic effects on employees, customers, depositors, and communities served by the corporation and any subsidiary. The directors shall evaluate the consideration being offered to the shareholders in relation to the then current market value of the corporation or any subsidiary, the then current market value of the stock of the corporation or any subsidiary in a freely negotiated transaction, and the directors' estimate of the future value of stock of the corporation or any subsidiary as an independent entity. The affirmative vote of the holders of not less than eighty percent (80%) of the outstanding voting stock of the corporation is required to amend or repeal the provisions of this Article 7.

8. A director of the corporation may only be removed for cause as defined as "final conviction of a felony, unsound mind, adjudication of bankruptcy, non-acceptance of office or conduct prejudicial to the interests of the corporation," by the affirmative vote of a majority of the entire Board of Directors of the corporation or by the requisite shareholder vote. Shareholders shall not have the right to remove directors without cause. Shareholders may only attempt to remove a director for cause after service of specific charges, adequate notice and full opportunity to refute the charges.

9. A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages or breach of fiduciary as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit.

In the event any litigation is brought against a director of this corporation, authorization is hereby made to advance all expenses needed by the director to defend the lawsuit. There shall be no obligation to repay the expenses forwarded, unless it shall be determined ultimately by the corporation that the director shall not be entitled to indemnification.

10. At all elections of directors of the Corporation, each shareholder shall be entitled to as many votes as shall equal the number of votes which (except for these provisions relating to cumulative voting) he would be entitled to cast for the election of directors to be elected, and he may cast all such votes for a single director, or may distribute them among the number to be voted for, or any two or more of them, as he may see fit.

11. The Board of Directors of the corporation shall consist of a maximum of eleven (11) persons. The number of members of the initial Board of Directors shall be eleven (11) and they shall serve until the next annual meeting of shareholders and until their successors be elected and qualify. Elections of directors shall take place at the annual meeting of shareholders with each director to serve a one-year term.

12. Any and all vacancies on the Board of Directors, including those by increase in the number of directors or by removal of directors shall be filled by the Board of Directors.

13. The Board of Directors shall have the right to alter, amend or repeal the Bylaws of the Corporation.

14. Any meeting of shareholders, whether annual or special, called to consider a vote in favor of a merger or consolidation of the corporation with or a sale, exchange or lease of substantially all of the assets of the corporation to any person or entity, as defined under Articles 6 and 7 of this Certificate of Incorporation, which is not recommended by the Board of Directors of the corporation by the required vote, shall require attendance in person or by proxy of 80% of the shareholders of the corporation in order for a quorum for the conduct of business to exist. Such a meeting may not be adjourned absent notice if a quorum is not present.

15. The corporation shall, to the fullest extent permitted by Section 145 of the General Corporation law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have the power to indemnify under said Section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

16. The name of the sole incorporator is P. Thomas Parrish and the address of the incorporator is 80 Monroe Avenue, Seventh Floor, Memphis, Tennessee 38103

Dated: November 24, 1987

P. Thomas Parrish
P. Thomas Parrish
Sole Incorporator

ACKNOWLEDGMENT

STATE OF TENNESSEE
COUNTY OF SHELBY

Before me, Milner M. Stanton, a notary public in and for the State of Tennessee, personally appeared P. Thomas Parrish, who acknowledged that he executed this Certificate of Incorporation as his free act and deed and that the facts stated therein are true.

SWORN TO BEFORE ME this 24 day of November, 1987.

Milner M. Stanton
Notary Public

My commission expires:
June 9, 1991

-5-

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "SECURITY STATE BANCSHARES, INC.", FILED IN THIS OFFICE ON THE FIFTH DAY OF FEBRUARY, A.D. 2009, AT 2:53 O'CLOCK P.M.

Jeffrey W. Bullock, Secretary of State

2131558 8100

111005014

AUTHENTICATION: 9028575

DATE: 09-14-11

You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware
Secretary of State
Division of Corporations
Delivered 02:53 PM 02/05/2009
FILED 02:53 PM 02/05/2009
SRV 090107509 - 2131558 FILE

AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION OF SECURITY STATE BANSHARES, INC.

The undersigned, the duly elected and qualified Secretary of Security State Bancshares, Inc., a Delaware corporation (the "Company"), hereby certifies that the following amendments to the Company's Restated Certificate of Incorporation were adopted by the Company's shareholders on January 31, 2009 at the annual meeting of the shareholders duly called and convened on that date:

1. Article 4. of the Certificate is deleted and the following Article 4. is adopted:

"4. The maximum number of common shares which the corporation shall have the authority to issue is 30,000 shares of common stock (Common Stock), each of which shall have a par value of Two Dollars ($2.00). The Corporation shall have the authority to issue a maximum of 12,500 shares of preferred stock (Preferred Stock), each of which shall have a par value of One Thousand Dollars ($1,000.00) and a maximum of 12,500 shares of warrant preferred stock (Warrant Preferred Stock), each of which shall have a par value of One Thousand Dollars ($1,000.00). Preferred Stock shall be senior to Common Stock and have a liquidation preference. Warrant Preferred Stock shall have the same rights, privileges, voting rights and other terms as Preferred Stock, except Warrant Preferred Stock may bear a different dividend rate than Preferred Stock and may not be redeemed until all the Preferred Stock has been redeemed. Preferred Stock and Warrant Preferred Stock shall be issued to the United States Department of Treasury or its designee (the "Treasury") pursuant and in accordance with the Troubled Asset Relief Program Capital Purchase Program (TARP). In addition to the rights, privileges and terms contained herein, Preferred Stock and Warrant Preferred Stock may have such other rights, privileges and terms as may be agreed upon between the corporation's Officers and the Treasury. Except for any Common Stock, Warrant Preferred Stock, Preferred Stock or other stock or securities issued in connection with the TARP Program, stockholders of the Corporation shall have preemptive rights to acquire additional shares of Common Stock of the Corporation issued from time to time."

2. Article 11. of the Certificate is deleted and the following Article 11. is adopted:

"11. The Board of Directors of the Corporation shall consist of a maximum of twelve (12) persons. Elections of Directors shall take place at the annual meeting of shareholders with each Director to serve a one-year term."

February 5, 2009

William Clayton Vandivort – Secretary

ACKNOWLEDGEMENT

STATE OF MISSOURI)
) ss
COUNTY OF SCOTT)

Before me, Cheryl D. Coplin, a notary public in and for the State of Missouri, personally appeared William Clayton Vandivort, who acknowledged that he executed this Amendment to Certificate of Incorporation as his free act and deed and that the facts stated therein are true.

Sworn to before me this 5th day of February, 2009

Cheryl D. Coplin – Notary Public

My Commission expires: 8-25-10

CHERYL D. COPLIN
Notary Public - Notary Seal
STATE OF MISSOURI
Scott County
Commission # 06430785
My Commission Expires: August 25, 2010

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "SECURITY STATE BANCSHARES, INC.", FILED IN THIS OFFICE ON THE TWENTIETH DAY OF SEPTEMBER, A.D. 2011, AT 1:36 O'CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

Jeffrey W. Bullock, Secretary of State

2131558 8100

111022704

You may verify this certificate online at corp.delaware.gov/authver.shtml

AUTHENTICATION: 9039568

DATE: 09-20-11

SECOND AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION OF SECURITY STATE BANCSHARES, INC.

The undersigned, the duly elected and qualified Secretary of Security State Bancshares, Inc., a Delaware corporation (the "Company"), hereby certifies that the following amendment to the Company's Restated Certificate of Incorporation, as amended on February, 5, 2009, was adopted by the Company's shareholders on September 19, 2011, at a special meeting of the shareholders duly called and convened on that date:

Article 4 of the Certificate is deleted and the following Article 4 is adopted:

"The maximum number of common shares which the corporation shall have the authority to issue is 30,000 shares of common stock (Common Stock), each of which shall have a par value of Two Dollars ($2.00). The Corporation shall have the authority to issue a maximum of 12,500 shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series A, which shall have a par value of One Thousand Dollars ($1,000.00)(Series A), a maximum of 12,500 shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series B), which shall have a par value of One Thousand Dollars ($1,000.00)(Series B), and a maximum of 22,000 shares of Senior Non-Cumulative Perpetual Preferred Stock, Series C , having a par value of One Cent ($.01) and a liquidation value of One Thousand Dollars ($1,000.00)(Series C). Series A shall be senior to Common Stock and have a liquidation preference. Series B shall have the same rights, privileges, voting rights and other terms as Series A, except Series B may bear a different dividend rate than Series A and may not be redeemed until all the Series A has been redeemed. Series C stock proceeds shall be used to redeem Series A and Series B. Series A and Series B shall be issued to the United States Department of the Treasury its designee (the "Treasury") pursuant and in accordance with the Troubled Asset Relief Program Capital Purchase Program (TARP). Series C shall be issued to the Secretary of the Treasury or his designee pursuant and in accordance with the Small Business Lending Fund (SBLF). In addition to the rights, privileges and terms contained herein, Series A, Series B and Series C may have such other rights, privileges and terms as may be agreed upon between the Corporation's Officers and the Treasury. Except for any Common Stock, Series A, Series B and Series C or other stock or securities issued in connection with the TARP and SBLF Programs, stockholders of the Corporation shall have preemptive rights to acquire additional shares of Common Stock of the Corporation issued from time to time."

September 20, 2011

State of Delaware
Secretary of State
Division of Corporations
Delivered 01:36 PM 09/20/2011
FILED 01:36 PM 09/20/2011
SRV 111022704 - 2131550 FILE

William Clayton Vandivort, Secretary

ACKNOWLEDGMENT

STATE OF MISSOURI)

) ss

COUNTY OF SCOTT)

Before me, Cheryl D. Coplin, a notary public in and for the State of Missouri, personally appeared William Clayton Vandivort, who acknowledged that he executed this Second Amendment to the Restated Certificate of Incorporation of Security State Bancshares, Inc. as his free act and deed and that the facts therein are true.

Sworn to before me this 20th day of September, 2011.

CHERYL D. COPLIN
Notary Public - Notary Seal
STATE OF MISSOURI
Scott County
Commission # 10430785
My Commission Expires: December 28, 2014

Cheryl D. Coplin, Notary Public

My Commission Expires: 12-28-14

AMENDMENT TO THE CERTIFICATE OF INCORPORATION OF SECURITY STATE BANCSHARES, INC.

The Certificate of Incorporation for Security State Bancshares, Inc. is amended as follows:

1. Article 17 is added to the Certificate of Incorporation as follows:

ARTICLE 17
SUBCHAPTER S PROVISIONS

The Corporation shall elect to be taxed under Subchapter S of the Internal Revenue Code of 1986 beginning on January 1, 2014. Accordingly, the stockholders of the Corporation shall be subject to the following restrictions:

(a) No stockholder shall do any act, including the sale or transfer of such stockholder's stock, which shall contravene or revoke the Corporation's election to be taxed as an "S" corporation.

(b) No stockholder shall transfer his or her shares (i) to a person who does not agree not to revoke the "S" corporation election, (ii) to any transferee who is not qualified to be a Subchapter S corporation shareholder under Section 1361 or other applicable provision of the Internal Revenue Code of 1986, including a non-resident alien or a trust, corporation, or other organization that does not qualify to be a stockholder of a corporation electing to be taxed under Subchapter S of the Internal Revenue Code of 1986, or (iii) unless permitted as provided in the Stockholders Agreement, to two or more persons if the effect thereof will be to increase the number of stockholders to more than the number permitted by Section 1361 of the Internal Revenue Code.

(c) No transfer of shares shall be registered unless the person in whose name the shares are to be registered agrees to be subject to the restrictions of the "S" corporation election by executing the Stockholders Agreement among the Corporation and the shareholders as such agreement may be amended from time to time.